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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002 relating to the financial statements and financial statement schedules, which appears in QuickLogic Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the "Experts" heading in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 17, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS